As filed with the Securities and Exchange Commission on March 11, 2021

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCULAR THERAPEUTIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

20-5560161
Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

24 Crosby Drive Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

2014 Stock Incentive Plan
2014 Employee Stock Purchase Plan
2019 Inducement Stock Incentive Plan

(Full Title of the Plan)

Antony Mattessich

President and Chief Executive Officer

Ocular Therapeutix, Inc.

24 Crosby Drive

Bedford, MA 01730
(Name and Address of Agent for Service)

(781) 357-4000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.0001 par value per share	1,866,620 shares (2)	$17.36	(3)	$32,404,523.20	(3)	$3,535.34
Common Stock, $0.0001 par value per share	500,000 shares (4)	$17.36	(3)	$8,680,000.00	(3)	$946.99
Common Stock, $0.0001 par value per share	54,000 shares (5)	$18.70	(6)	$1,009,800.00	(6)	$110.17

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of (i) 1,659,218 shares issuable under the 2014 Stock Incentive Plan (the “2014 Plan”) and (ii) 207,402 shares issuable under the 2014 Employee Stock Purchase Plan (the “2014 ESPP”).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sale prices of the registrant’s common stock on the Nasdaq Global Market on March 5, 2021, in accordance with Rule 457(c) under the Securities Act.

(4)	Consists of 500,000 shares issuable under the 2019 Inducement Stock Incentive Plan, as amended (the “2019 Inducement Plan”).

(5)	Consists of 54,000 shares issuable under an inducement stock option award under the 2019 Inducement Plan made to an employee as a material inducement to her acceptance of employment with the registrant in accordance with Nasdaq Listing Rule 5635(c)(4).

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $18.70, the exercise price of the shares covered by this registration statement that are subject to the applicable inducement stock option award.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to (a) an aggregate of 1,866,620 shares of the common stock, $0.0001 par value per share (the “Common Stock”), issuable under the 2014 Stock Incentive Plan and the 2014 Employee Stock Purchase Plan of Ocular Therapeutix, Inc. (the “Registrant”) and (b) 554,000 shares of the Common Stock issuable under the Registrant’s 2019 Inducement Stock Incentive Plan, as amended, is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference (i) the contents of the Registration Statement on Form S-8, File No. 333-198240, filed with the Securities and Exchange Commission on August 19, 2014, by the Registrant relating to the Registrant’s 2006 Stock Incentive Plan, as amended, the Registrant’s 2014 Stock Incentive Plan, and the Registrant’s 2014 Employee Stock Purchase Plan; (ii) the contents of the Registration Statement on Form S-8, File No. 333-202886, filed with the Securities and Exchange Commission on March 20, 2015, by the Registrant relating to the Registrant’s 2014 Stock Incentive Plan and the Registrant’s 2014 Employee Stock Purchase Plan; (iii) the contents of the Registration Statement on Form S-8, File No. 333-210059, filed with the Securities and Exchange Commission on March 10, 2016, by the Registrant relating to the Registrant’s 2014 Stock Incentive Plan and the Registrant’s 2014 Employee Stock Purchase Plan; (iv) the contents of the Registration Statement on Form S-8, File No. 333-216622, filed with the Securities and Exchange Commission on March 10, 2017, by the Registrant relating to the Registrant’s 2014 Stock Incentive Plan and the Registrant’s 2014 Employee Stock Purchase Plan, (v) the contents of the Registration Statement on Form S-8, File No. 333-223513, filed with the Securities and Exchange Commission on March 8, 2018, by the Registrant relating to the Registrant’s 2014 Stock Incentive Plan, the Registrant’s 2014 Employee Stock Purchase Plan and the Registrant’s Inducement Stock Option Grant to Antony Mattessich; (vi) the contents of the Registration Statement on Form S-8, File No. 333-230126, filed with the Securities and Exchange Commission on March 7, 2019, by the Registrant relating to the Registrant’s 2014 Stock Incentive Plan and the Registrant’s 2014 Employee Stock Purchase Plan; and (vii) the contents of the Registration Statement on Form S-8, File No. 333-237115, filed with the Securities and Exchange Commission on March 12, 2020, by the Registrant relating to the Registrant’s 2014 Stock Incentive Plan, the Registrant’s 2014 Employee Stock Purchase Plan, the Registrant’s Inducement Stock Option Grant to Christopher White and the Registrant’s 2019 Inducement Stock Incentive Plan, in each case, except for Item 8, Exhibits.

Item 8. Exhibits.

The following exhibits are incorporated herein by reference.

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated Bylaws of the Registrant

4.3(3)	Registration Rights Agreement, dated as of March 1, 2019, by and among the Registrant and the Purchasers identified therein

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

99.1(4)	2014 Stock Incentive Plan

99.2(5)	2014 Employee Stock Purchase Plan

99.3(6)	2019 Inducement Stock Incentive Plan

99.4(7)	Amendment to 2019 Inducement Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission on July 30, 2014, as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36554) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission on July 30, 2014, as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36554) and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission on March 7, 2019, as Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-36554) and incorporated herein by reference.

(4)	Previously filed with the Securities and Exchange Commission on July 11, 2014, as Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196932) and incorporated herein by reference.

(5)	Previously filed with the Securities and Exchange Commission on July 11, 2014, as Exhibit 10.10 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196932) and incorporated herein by reference.

(6)	Previously filed with the Securities and Exchange Commission on November 12, 2019, as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36554) and incorporated herein by reference.

(7)	Previously filed with the Securities and Exchange Commission on March 11, 2021, as Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K (File No. 001-36554) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bedford, Massachusetts, on this 11th day of March, 2021.

OCULAR THERAPEUTIX, INC.

By:	/s/ Antony Mattessich
Antony Mattessich
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Ocular Therapeutix, Inc., hereby severally constitute and appoint Antony Mattessich and Donald Notman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Ocular Therapeutix, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Antony Mattessich	President, Chief Executive Officer	March 11, 2021
Antony Mattessich	and Director (Principal Executive Officer)

/s/ Donald Notman	Chief Financial Officer (Principal	March 11, 2021
Donald Notman	Financial and Accounting Officer)

/s/ Charles Warden	Chairman of the Board of Directors	March 11, 2021
Charles Warden

/s/ Bruce A. Peacock	Director	March 11, 2021
Bruce A. Peacock

/s/ Jeffrey S. Heier, M.D.	Director	March 11, 2021
Jeffrey S. Heier, M.D.

/s/ Richard L. Lindstrom, M.D.	Director	March 11, 2021
Richard L. Lindstrom, M.D.

/s/ Seung Suh Hong, Ph.D.	Director	March 11, 2021
Seung Suh Hong, Ph.D.

/s/ Leslie Williams	Director	March 11, 2021
Leslie Williams